EXHIBIT 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Forest Laboratories, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 033-54965) and Form S-8 (No. 333-118969, No. 333-48656, No. 333-65715, No. 033-56221 and No. 333-145415 and No. 333-170625) of Forest Laboratories, Inc. and Subsidiaries of our report dated June 20, 2011 relating to the consolidated financial statements of Clinical Data, Inc. which appears in this Form 8-K/A.

/s/ BDO USA, LLP
New York, New York
June 20, 2011